SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

Date of Report (Date of earliest event reported): December 5, 2006

American Basketball Association, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-51464	87-0376691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9421 Holliday Road
Indianapolis, Indiana 4620
(Address of Principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 844-7502

 (Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registration under any of the following provisions (se General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 5, 2006, American Basketball Association, Inc. (the “Company) and Big Apple Consulting USA, Inc. (“Big Apple”) entered an agreement (the “Big Apple Agreement”) pursuant to which, Big Apple is to provide investor management services to the Company. The term of the Big Apple Agreement is through December 5, 2008. Pursuant to the Big Apple Agreement, Big Apple is entitled to receive $75,000 per month or $1,800,000 for the term of the Big Apple Agreement. The Company is permitted to pay the monthly fee in shares of common stock. However, the number of shares to be issue in lieu of a cash payment has been left blank. Big Apple is also entitled to purchase up to $2,000,000 shares of common stock of the Company at a 40% discount, which such shares are required to be deposited into an escrow account and issued as free trading shares. Further, the Company is required to file a registration statement an undetermined number of shares on behalf of Big Apple. Finally, the Big Apple Agreement contains an antidilution notification clause pursuant to which the Company must notify Big Apple of any stock issuance. If the Company fails to notify Big Apple of such issuances, then the Company is required to pay a cash penalty to Big Apple. The Company contends that the Agreement has been terminated and is not enforceable due to lack of performance. The Company intends to vigorously defend itself against any action that may be instituted by Big Apple against the Company seeking any of the above compensation.

On December 13, 2006, Thaddeus A. Wier, Jr. (“Weir”) and the Company entered into an advisory agreement (the “Weir Agreement”). Pursuant to the Weir Agreement, Weir agreed to provide the Company with various consulting services in consideration of a fee of $6,000 per month and shares of common stock equal to 4.9% of the oustanding shares of common stock of the Company. The term of the Weir Agreement is through January 31, 2009. Further, pursuant to a preamble in the Weir Agreement, the Company has agreed to appoint Mr. Weir as a director of the Company. In January 2007, the Company contacted Weir to advise him that the Weir Agreement has been terminated and is not enforceable due to lack of performance. The Company intends to vigorously defend itself against any action that may be instituted by Weir against the Company seeking any of the above compensation.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description

10.1	Agreement entered by and between the Company and Big Apple Consulting USA, Inc.

10.2	Advisory Agreement entered by and between the Company and Thaddeus A. Wier, Jr.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Basketball Association, Inc.

Dated: February 6, 2007	By:	/s/ Joseph F. Newman
Name: Joseph F. Newman
Title: Chairman of the Board